EXHIBIT 99.1

Upland Software Reports First Quarter 2025 Financial Results

May 12, 2025, 09:05 AM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the first quarter 2025 and issued guidance for its second quarter and full year of 2025.

First Quarter 2025 Financial Highlights
•Total revenue was $63.7 million, a decrease of 10% from $70.7 million in the first quarter of 2024.
•Subscription and support revenue was $60.2 million, a decrease of 10% from $67.1 million in the first quarter of 2024.
•GAAP net loss was $25.8 million compared to a GAAP net loss of $96.1 million in the first quarter of 2024. GAAP net loss attributable to common stockholders was $27.3 million compared to GAAP net loss attributable to common stockholders of $97.5 million in the first quarter of 2024. GAAP net loss per share attributable to common stockholders was $0.97 per share, compared to a GAAP net loss per share attributable to common stockholders of $3.37 per share in the first quarter of 2024.
•Adjusted EBITDA was $13.1 million, or 21% of total revenue, compared to $13.1 million, or 19% of total revenue, in the first quarter of 2024.
•GAAP operating cash flow was $8.3 million, compared to GAAP operating cash flow of $5.1 million in the first quarter of 2024. Free cash flow was $7.9 million, compared to free cash flow of $4.9 million in the first quarter of 2024.
•Cash on hand as of the end of the first quarter of 2025 was $34 million after making paydowns of $34 million on our Term Loans during the quarter.
"In Q1, we beat our Revenue and Adjusted EBITDA guidance midpoints," said Jack McDonald, Upland's chairman and chief executive officer. "We continued to see some nice, sizable product wins, including with our AI-enabled products. We are excited about the progress we are seeing on our growth plans with increasing Core Organic Growth Rate and Adjusted EBITDA margin expansion throughout 2025."

First Quarter Business Highlights
•We welcomed 107 new customers to Upland in the first quarter, including 19 new major customers. We also expanded relationships with 245 existing customers, 26 of which were major expansions. These new and expanded relationships occurred across our AI-powered product portfolio.

•We earned 76 badges in G2’s Spring 2025 market reports across our solutions. Upland BA Insight, our AI enablement product, received valuable recognitions, along with Upland InterFAX, an AI-enabled cloud fax service. AI knowledge management solutions, Upland RightAnswers and Upland Panviva, also continue to garner numerous badges. G2 is the world’s largest and most trusted software marketplace and their rankings are based on data provided by real software buyers.
•Upland Panviva launched Sidekick, a modern way to deliver compliant and contextualized knowledge to contact center agents. As a trusted leader in highly regulated industries, Panviva delivers next-generation, AI-powered guidance for complex and compliance-driven organizations. The product offers flexible solutions that meet customers’ omnichannel needs, such as integrations with chatbots, AI agents, and CRMs. With the power of GenAI curation that is approved by business experts, organizations can deliver real-time recommendations when agents and customers need it most.
•Upland Adestra announced a big leap forward in its data-driven analytics with the launch of Audiences. The new capabilities bring the power of ‘train of thought’ analytics to email marketers and data analysts, enabling them to build greater intelligence and maximize campaign performance. Building on Adestra’s strong legacy of email marketing and deliverability expertise, these new cutting-edge data capabilities prompt marketing and data professionals to answer critical questions around who their best customers are, exploring new audience segments, motivating prospects, increasing subscribers, and lead engagement.
•Subsequent to March 31, 2025, we sold our mobile messaging product lines. With this divestiture, we have sharpened the focus of Upland on markets where we have the strongest competitive advantage, higher margins, and higher growth. Additionally, excluding these divestitures, our Net Dollar Retention Rate for our Core business as of December 31, 2024 would have been 99% compared to our reported 96%.

Business Outlook
The sale of our mobile messaging product lines lowered our 2025 total revenue guidance midpoint by approximately $25.0 million but had no impact on our Adjusted EBITDA guidance midpoint.
For the quarter ending June 30, 2025, Upland expects reported total revenue to be between $50.3 and $56.3 million, including subscription and support revenue between $47.5 and $52.5 million, for a decline in total revenue of 23% at the midpoint from the quarter ended June 30, 2024. Second quarter 2025 Adjusted EBITDA is expected to be between $12.1 and $15.1 million, which at the midpoint is flat from the quarter ended June 30, 2024. Second quarter 2025 Adjusted EBITDA margin is expected to be 26% at the midpoint, which is a significant increase from 20% for the quarter ended June 30, 2024.
For the full year ending December 31, 2025, Upland expects reported total revenue to be between $209.5 and $227.5 million, including subscription and support revenue between $197.5 and $212.5 million, for a decline in total revenue of 20% at the midpoint from the year ended December 31, 2024. Full year 2025 Adjusted EBITDA is expected to be between $55.0 and $64.0 million, which at the midpoint is an increase of 7% from the year ended December 31, 2024. Full year Adjusted EBITDA margin is expected to be 27% at the midpoint, which is a significant increase from 20% for the year ended December 31, 2024.
For more information, Upland has also made their investor presentation available at investor.uplandsoftware.com.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 10:00 a.m. Central Time, 11:00 a.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-800-715-9871 in North America or 1-646-307-1963 if outside North America, international rates apply. Attendees will need to use access code 8422976 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in AI-powered knowledge and content management software. Our solutions help enterprises unlock critical knowledge, automate content workflows, and drive measurable ROI—enhancing customer and employee experiences while supporting regulatory compliance. More than 1,100 enterprise customers rely on Upland to solve complex challenges and provide a trusted path for AI adoption.
For more information, visit www.uplandsoftware.com.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share, Core Organic Growth Rate, and Free Cash Flow.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus depreciation and amortization expense, interest expense, net, other expense (income), net, provision

(benefit) for income taxes, stock-based compensation expense, acquisition and divestiture related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue, loss on divestitures and impairment of goodwill.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition and divestiture related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring effects of provision for income tax, loss on divestitures, impairment of goodwill and the related tax effect of the adjustments above.
Upland defines Free Cash Flow as GAAP operating cash flow less purchases of property and equipment.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.
Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation and amortization.
Upland defines Net Dollar Retention Rate as the aggregate annualized recurring revenue at the end of a twelve-month period from those customers that were also customers at the beginning of the twelve-month period, divided by the aggregate annualized recurring revenue value from all customers at the beginning of the twelve-month period. This measure excludes the revenue value of Overage Charges, divestitures, and our Sunset Assets upon designation.
In connection with periodic reviews of our business, we have decided to discontinue the availability of certain non-strategic product offerings and a limited number of non-strategic customer contracts (collectively referred to as “Sunset Assets”).
Overage Charges are subscription and support revenues earned in addition to contractual minimum customer commitments as a result of the usage volume of services including text and e-mail messaging and third-party pass-through costs that exceed the levels stipulated in contracts with the Company.
Upland defines Core as our ongoing business operation, excluding Sunset Assets and divestitures.
Upland defines Core Organic Growth Rate as the percentage change between two reported periods in Core Organic Revenue (subscription and support revenue, excluding subscription and support revenue from Sunset Assets, divestitures, and Overage Charges). We calculate our year-over-year Core Organic Growth Rate as though all acquisitions or divestitures closed as of the end of the latest period were closed as of the first day of the prior year period presented. Core Organic Growth Rate does not represent actual organic revenue generated by our business as it stood at the beginning of the respective period.
Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “anticipate,” “believe,”

“may,” “will,” “continue,” “seek,” “estimate,” “intend,” “hope,” “predict,” “could,” “should,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words.
Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions and divestitures, acquisition and divestiture expense timing and our ability to consummate and operationalize acquisitions or divestitures; our ability to expand our go to market operations, including our marketing and sales organization, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue, average annual spend, margin expense and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to macroeconomic factors impacting the global economy, including the Russia-Ukraine conflict, the conflicts in the Middle East, foreign currency exchange risk, inflation and supply chain constraints; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to incorporate and deliver artificial intelligence (“AI”) functionality into our products and services, including our ability to unlock critical knowledge, automate content workflows and drive measurable ROI; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth, including with respect to our growth investments; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; our expectations as to the timing of the discontinuation of any Sunset Assets, as well as the composition of Sunset Assets; our expectations as to the payment of dividends; our current level of indebtedness, including our exposure to variable interest rate risk; the potential elimination or limitation of tax incentives or tax losses and/or reductions of U.S. federal net operating losses; the risk that we did not consider another contingency included in this list; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC.
The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.
###

Investor Relations Contact:
Michael D. Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Lloyd Berry
media@uplandsoftware.com
512-960-1010

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2025	2024
	(unaudited)	(unaudited)
Revenue:
Subscription and support	$60,182	$67,078
Perpetual license	1,608	1,470
Total product revenue	61,790	68,548
Professional services	1,865	2,188
Total revenue	63,655	70,736
Cost of revenue:
Subscription and support	16,950	19,829
Professional services and other	1,098	1,220
Total cost of revenue	18,048	21,049
Gross profit	45,607	49,687
Operating expenses:
Sales and marketing	13,756	17,018
Research and development	11,542	12,455
General and administrative	11,621	13,232
Depreciation and amortization	7,995	11,396
Divestiture-related expenses	1,745	—
Impairment of goodwill	—	87,227
Total operating expenses	46,659	141,328
Loss from operations	(1,052)	(91,641)
Other expense:
Interest income (expense), net	(2,443)	(4,958)
Loss on divestitures of businesses	(23,457)	—
Other expense, net	(241)	(78)
Total other expense	(26,141)	(5,036)
Loss before benefit from income taxes	(27,193)	(96,677)
Benefit from income taxes	1,345	547
Net loss	$(25,848)	$(96,130)
Preferred stock dividends	(1,438)	(1,375)
Net loss attributable to common stockholders	$(27,286)	$(97,505)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.97)	$(3.37)
Weighted-average common shares outstanding, basic and diluted	28,220,936	28,917,897

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,705	$56,426
Restricted cash	626	626
Accounts receivable, net of allowance	26,079	38,647
Deferred commissions, current	7,215	8,361
Unbilled receivables	4,957	3,441
Income tax receivable, current	392	762
Prepaid expenses and other current assets	11,191	10,129
Total current assets	84,165	118,392
Tax credits receivable	871	951
Property and equipment, net	1,664	1,518
Operating lease right-of-use asset	2,306	1,364
Intangible assets, net	91,212	123,903
Goodwill	260,058	260,976
Deferred commissions, noncurrent	9,720	12,147
Interest rate swap assets	6,376	9,742
Other assets	600	529
Total assets	$456,972	$529,522
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,936	$9,388
Accrued compensation	6,532	6,226
Accrued expenses and other current liabilities	5,710	6,876
Deferred revenue	82,988	93,706
Operating lease liabilities, current	886	1,000
Current maturities of notes payable	3,232	3,224
Total current liabilities	101,284	120,420
Notes payable, less current maturities	253,274	286,970
Deferred revenue, noncurrent	4,762	4,670
Operating lease liabilities, noncurrent	2,027	762
Noncurrent deferred tax liability, net	8,326	11,347
Other long-term liabilities	454	428
Total liabilities	370,127	424,597
Series A Convertible Preferred stock	124,668	123,230
Stockholders’ equity (deficit):
Common stock	3	3
Additional paid-in capital	606,029	605,286
Accumulated other comprehensive loss	(16,403)	(21,990)
Accumulated deficit	(627,452)	(601,604)
Total stockholders’ equity (deficit)	(37,823)	(18,305)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$456,972	$529,522

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
	(unaudited)	(unaudited)
Operating activities
Net loss	$(25,848)	$(96,130)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,661	13,802
Deferred income taxes	(3,078)	(1,057)
Amortization of deferred costs	2,735	3,047
Foreign currency re-measurement (gain) loss	460	(164)
Non-cash interest, net and other income, net	(1,186)	(882)
Non-cash stock-based compensation expense	2,675	3,522
Non-cash loss on impairment of goodwill	—	87,227
Non-cash loss on retirement of fixed assets	2	—
Non-cash loss on divestitures of businesses	23,457	—
Changes in operating assets and liabilities:
Accounts receivable	7,971	9,361
Prepaid expenses and other current assets	(2,519)	(4,117)
Other assets	(1,967)	(2,608)
Accounts payable	(7,198)	(3,459)
Accrued expenses and other liabilities	2,494	(389)
Deferred revenue	646	(3,032)
Net cash provided by operating activities	8,305	5,121
Investing activities
Purchase of property and equipment	(424)	(183)
Proceeds from the divestitures of businesses, net of cash transferred	4,213	—
Net cash provided by (used in) investing activities	3,789	(183)
Financing activities
Payments of debt costs	(3)	—
Payments on notes payable	(34,226)	(1,350)
Stock repurchases and retirement	—	(7,918)
Taxes paid related to net share settlement of equity awards	(494)	(331)
Net cash used in financing activities	(34,723)	(9,599)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(92)	(284)
Change in cash, cash equivalents and restricted cash	(22,721)	(4,945)
Cash, cash equivalents and restricted cash, beginning of period	57,052	236,559
Cash, cash equivalents and restricted cash, end of period	$34,331	$231,614
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate swaps	$4,162	$8,720
Cash paid for taxes, net of refunds	$1,976	$2,114

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(25,848)	$(96,130)
Add:
Depreciation and amortization expense	9,661	13,802
Interest expense (income), net	2,443	4,958
Other expense (income), net	241	78
Benefit from income taxes	(1,345)	(547)
Stock-based compensation expense	2,675	3,522
Divestiture-related expenses	1,745	—
Non-recurring litigation costs	18	118
Purchase accounting deferred revenue discount	35	75
Loss on divestitures of businesses	23,457	—
Impairment of goodwill	—	87,227
Adjusted EBITDA	$13,082	$13,103

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of Net Loss to non-GAAP Net Income:
Net loss	$(25,848)	$(96,130)
Add:
Stock-based compensation expense	2,675	3,522
Amortization of purchased intangibles	9,401	13,510
Amortization of debt discount	541	575
Divestiture-related expenses	1,745	—
Nonrecurring litigation expense	18	118
Purchase accounting deferred revenue discount	35	75
Loss on divestitures of businesses	23,457	—
Impairment of goodwill	—	87,227
Tax effect of adjustments above	(3,813)	(2,049)
Non-GAAP net income	$8,211	$6,848

Weighted average common shares outstanding, basic	28,220,936	28,917,897
Weighted average common shares outstanding, diluted	35,906,958	35,956,683
Non-GAAP earnings per share, basic	$0.29	$0.24
Non-GAAP earnings per share, diluted	$0.23	$0.19

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of operating cash flow to Free Cash Flow:
Net cash provided by operating activities	$8,305	$5,121
Less: Purchase of property and equipment	(424)	(183)
Free Cash Flow	$7,881	$4,938

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Stock-based compensation:
Cost of revenue	$121	$186
Research and development	290	606
Sales and marketing	252	397
General and administrative	2,012	2,333
Total	$2,675	$3,522

	Three Months Ended March 31,
	2025	2024
Depreciation:
Operating expense	260	292
Total	$260	$292

Amortization:
Cost of revenue	$1,666	$2,406
Operating expense	7,735	11,104
Total	$9,401	$13,510